UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ORBITZ WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED JUNE 1, 2012

TO PROXY STATEMENT DATED APRIL 27, 2012

This supplement to the Proxy Statement dated April 27, 2012 (the “2012 Proxy Statement”) for Orbitz Worldwide, Inc. corrects a disclosure made in the 2012 Proxy Statement. The beneficial ownership information shown for Mr. Jeff Clarke on page 39 of the 2012 Proxy Statement should be as follows:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Deferred Stock Units
Jeff Clarke(4)	333,130	*	146,593

As reported in the 2012 Proxy Statement, and as unchanged by this supplement, the footnote (4) referenced above states that the number of shares shown as beneficially owned by Mr. Clarke includes 66,030 shares of common stock subject to distribution pursuant to DSUs granted after January 1, 2011.

The correction in this supplement also causes the number of shares shown to be beneficially owned by all directors and executive officers, as a group, to be revised as follows:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Deferred Stock Units
All directors and executive officers as a group (17 persons)	3,171,025	3.0%	450,450

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